RiverSource®
RAVA 5 Advantage® Variable Annuity
(Offered for contract applications signed on or after April 29, 2019)
Individual Flexible Premium Deferred Combination Fixed/Variable Annuity
Issued by:	RiverSource Life Insurance Company (RiverSource Life)
70100 Ameriprise Financial Center Minneapolis, MN 55474 Telephone: 1-800-862-7919 (Service Center) ameriprise.com/variableannuities RiverSource Variable Account 10/RiverSource Account MGA
Summary Prospectus for New Investors
[Date]
This Summary Prospectus summarizes key features of the RAVA 5 Advantage contract offered for contract applications signed on or after April 29, 2019 (the Contract), a flexible premium deffered variable annuity contract issued by RiverSource Life Insurance Company (“RVS Life”, “we”, “us” and “our”) . Before you invest, you should also review the prospectus for the Contract, which contains more information about the Contract’s features, benefits, and risks. You can find this document and other information about the Contract online at riversource.com. You can also obtain this information at no cost by calling 1-800-862-7919, by sending an email request to ________@_____, or by calling your financial advisor.
You may cancel your contract within 10 days of receiving it without paying fees or penalties.
In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total contract value. You should review this prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.

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Key Terms
These terms can help you understand details about your contract.
Accumulation unit: A measure of the value of each subaccount prior to the application of amounts to an annuity payment plan.
Annuitization start date: The date when annuity payments begin according to the applicable annuity payment plan.
Beneficiary: The person you designate to receive benefits in case of your death while the contract is in force.
Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).
Contract value: The total value of your contract at any point in time. The contract value is the sum of the contract value in the Regular Fixed Account, contract value in the Special DCA Fixed Account, contract value in the Variable Account, and contract value in the GPAs.
Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.
Fixed account: Part of our general account which includes the regular fixed account and the Special DCA fixed account. Amounts you allocate to this account earn interest at rates that we declare periodically.
Funds: Investment options under your contract, also referred to as subaccounts in your contract. Unless your investment options have been restricted under a living benefit rider, the SecureSource Legacy benefit or the Enhanced Legacy benefit rider, you may allocate your purchase payments into shares of any or all of the funds available under your contract.
Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our Service Center. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order”, your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. For certain transactions, at our option, we may require the signature of all contract owners for the request to be in good order. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.
Guarantee Period Accounts (GPAs) : A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA.
Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. The owner or any joint owner may be a nonnatural person (e.g. irrevocable trust or corporation) or a revocable trust. If any owner is a nonnatural person or a revocable trust, the annuitant will be deemed to be the owner for contract provisions that are based on the age or life of the owner. When the contract is owned by a revocable trust or irrevocable grantor trust, the annuitant(s) selected must be the grantor(s) of the trust to assure compliance with Section 72(s) of the Code. Any contract provisions that are based on the age of the owner will be based on the age of the oldest owner. Any ownership change, including continuation of the contract by your spouse under the spousal continuation provision of the contract, redefines “owner”, “you” and “your”.
Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:
•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Internal Revenue Code of 1986 (the Code)
•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code
•	SIMPLE IRAs under Section 408(p) of the Code
•	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code
•	Custodial and investment only accounts maintained for qualified retirement plans under Section 401(a) of the Code
•	Tax-Sheltered Annuities (TSAs) under section 403(b) of the Code
A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.
All other contracts are considered nonqualified annuities.
Service Center: Our department that processes all transaction and service requests for the contracts. We consider all transaction and service requests received when they arrive in good order at the Service Center. Any

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transaction or service requests sent or directed to any location other than our Service Center may end up delayed or not processed. Our Service Center address and telephone number are listed on the first page of the prospectus.
Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the time it closes. At the NYSE close, the next valuation date begins.
Variable account: Separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

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Important Information You Should Consider About the Contract
	FEES AND EXPENSES			Location in Statutory Prospectus
Charges for Early Withdrawals	You may select either a seven-year or ten-year surrender charge schedule at the time of application. If you select a seven-year surrender charge schedule and you withdraw money during the first 7 years from date of each Purchase Payment, you may be assessed a surrender charge of up to 7% of the Purchase Payment withdrawn. If you elect a ten-year surrender charge schedule and you withdraw money during the first 10 years from date of each Purchase Payment, you may be assessed a surrender charge of up to 8% of the Purchase Payment withdrawn.
	For example, if you select a seven-year surrender charge schedule and make an early withdrawal, you could pay a surrender charge of up to $7,000 on a $100,000 investment. If you select a ten-year surrender charge schedule and make an early withdrawal, you could pay a surrender charge of up to $8,000 on a $100,000 investment.			Fee Table and Examples Charges– Surrender Charge
Transaction Charges	We do not assess any transaction charges.
Ongoing Fees and Expenses (annual charges)	The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.			Fee Table and Examples Expenses – Product Charges Appendix A: Funds Available Under the Contract
	Annual Fee	Minimum	Maximum
	Base Contract(1) (varies by surrender charge schedule chosen)	0.95%	1.10%
	Underlying Fund options (funds fees and expenses)(2)	[Gross]%	[Gross]%
	Optional benefits available for an additional charge (for a single optional benefit, if elected)(3)	0.10% (3)	2.75% (3)
(1) As a percentage of average daily subaccount value.
(2) As a percentage of fund assets.
(3) As a percentage of Contract Value or the greater of Contract Value or applicable guaranteed benefit amount (varies by optional benefit).
Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.

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	FEES AND EXPENSES		Location in Statutory Prospectus
	Lowest Annual Cost: $[ ]	Highest Annual Cost: $[ ]
Assumes:
• Investment of $100,000
• 5% annual appreciation
• Least expensive combination of contract features and fund fees and expenses
• No optional benefits
	• No additional contributions, transfers or withdrawals	Assumes: • Investment of $100,000 • 5% annual appreciation • Most expensive combination of optional benefits and fund fees and expenses • No additional contributions, transfers or withdrawals
RISKS
Risk of Loss	You can lose money by investing in this Contract including loss of principal.		Principal Risks
Not a Short-Term Investment	• The Contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash.
• The Contract has surrender charges that may apply for the first seven or ten years after each purchase payment. The surrender charges may reduce the value of your Contract if you withdraw money during that time. Surrenders may also reduce or terminate contract guarantees.
	• The benefits of tax deferral, long-term income, and optional living benefit guarantees mean the contract is generally more beneficial to investors with a long term investment horizon.		Principal Risks Charges– Surrender Charge
Risks Associated with Investment Options	• An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the Contract.
• Each investment option, including the regular Fixed Account and the Guarantee Period Accounts (GPAs) investment options has its own unique risks.
	• You should review the investment options before making any investment decisions.		Principal Risks The Variable Account and the Funds The Guarantee Period Accounts (GPAs) The Fixed Account
Insurance Company Risks	An investment in the Contract is subject to the risks related to us. Any obligations (including under the Fixed Account) or guarantees and benefits of the Contract that exceed the assets of the Separate Account are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about RiverSource Life, including our financial strength ratings, is available by contacting us at [XXX-XXX-XXXX].		Principal Risks The General Account

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	RESTRICTIONS	Location in Statutory Prospectus
Investment Options	• Subject to certain restrictions, you may transfer your Contract value among the subaccounts without charge at any time before the annuitization start date, and once per contract year after the annuitization start date.
• Certain transfers out of the GPAs will be subject to an MVA.
• GPAs and the regular Fixed Account are subject to certain restrictions.
• We reserve the right to modify, restrict or suspend your transfer privileges if we determine that your transfer activity constitutes market timing.
	• We reserve the right to add, remove or substitute investment options. We also reserve the right, upon notification to you, to close or restrict any Funds.	Making the Most of Your Contract – Transferring Among Accounts Substitution of Investments Optional Benefits — Investment Allocation Restrictions for Certain Benefit Riders
Optional Benefits	• Certain optional benefits limit or restrict the investment options you may select under the Contract. If you later decide you do not want to invest in those approved investment options, you must request a full surrender. Certain optional benefits may limit subsequent purchase payments. Withdrawals in excess of the amount allowed under certain optional benefits may substantially reduce the benefit or even terminate the benefit.
• We may stop offering an optional benefit at any time for new sales.	Buying Your Contract —Purchase Payments
Optional Benefits — Investment Allocation Restrictions for Certain Benefit Riders
Optional Benefits – Important SecureSource Series Rider Considerations
Appendix B: Funds Available Under the Optional Benefits Offered Under the Contract
TAXES
Tax Implications	• Consult with a tax advisor to determine the tax implications of an investment in the Contract.
• If you purchase a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral beyond what is provided in that retirement plan.
	• Earnings under your contract are taxed at ordinary income tax rates when withdrawn. You may have to pay a tax penalty if you take a withdrawal before age 59½.	Taxes
CONFLICTS OF INTEREST
Investment Professional Compensation	Your investment professional may receive compensation for selling this Contract to you, in the form of commissions, additional cash benefits (e.g., bonuses), and non-cash compensation. This additional compensation may influence your investment professional to recommend this Contract over another investment for which the investment professional is not compensated or compensated less.	About the Service Providers

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	CONFLICTS OF INTEREST	Location in Statutory Prospectus
Exchanges	If you already own an annuity or insurance Contract, some investment professionals may have a financial incentive to offer you a new Contract in place of the one you own. You should only exchange a Contract you already own if you determine, after comparing the features, fees, and risks of both Contracts, that it is better for you to purchase the new Contract rather than continue to own your existing Contract.	Buying Your Contract – Contract Exchanges

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Overview of the Contract
Purpose: The purpose of the contract is to allow you to accumulate money for retirement or a similar long-term goal. You do this by making one or more purchase payments.
The contract offers various optional features and benefits that may help you achieve financial goals.
It may be appropriate for you if you have a long-term investment horizon and your financial goals are consistent with the terms and conditions of the contract.
It is not intended for investors whose liquidity needs require frequent withdrawals in excess of free amount. If you plan to manage your investment in the contract by frequent or short-term trading, the contract is not suitable for you.
Phases of the Contract:
The contract has two phases: the Accumulation Phase and the Income Phase.
Accumulation Phase. During the Accumulation Phase, you make purchase payments by investing in: available subaccounts, each of which has a particular investment objective, investment strategies, fees and expenses; the regular Fixed Account, the Special Fixed Account and GPAs which earn interest at rates that we adjust periodically and declare when you make an allocation to that account. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume under your contract.
A list of funds in which you can invest is provided in Appendix A -- Funds Available Under the Contract. If you have a Guaranteed Withdrawal Benefit rider, you can withdraw a guaranteed amount from the contract during the Accumulation phase. The amount of money you accumulate under your contract depends (in part) on the performance of the subaccounts you choose or the rates you earn on allocations to the regular Fixed Account, Special DCA Fixed Account and GPAs. You may transfer money between investment options during the Accumulation Phase, subject to certain restrictions. Your contract value impacts the value of your contract’s benefits during the Accumulation Phase, including any optional benefits, as well as the amount available for withdrawal, annuititzation and death benefits.
Income Phase. The Income Phase begins when you (or your beneficiary) choose to annuitize the contract. You can apply your contract value (less any applicable premium tax and/or other charges) to an annuity payout plan that begins on the annuitization start date or any other date you elect. You may choose from a variety of plans that can help meet your retirement or other income needs. We can make payouts on a fixed or variable basis, or both. You cannot take withdrawals of contract value or surrender the contract during the Income Phase.
All optional death and living benefits terminate after the annuitization start date unless you chose the lifetime benefit under the Guaranteed Withdrawal Benefit rider on the scheduled annuitization start date.
Contract features:
Death Benefits. If you die during the Accumulation Phase, we will pay a death benefit to your beneficiary or beneficiaries. The contract includes a standard death benefit at no additional charge. You may be able to elect (or may have elected) one of the optional death benefits under the contract for an additional fee. Death benefits must be elected at the time that the contract is purchased. Each optional death benefit is designed to provide a greater amount payable upon death. After the death benefit is paid, the contract will terminate.
Optional Living Benefits. You may be able to elect (or may have elected) one of the optional living benefits under the contract for an additional fee. Certain living benefits are no longer available for election, and any living benefit that is available must be elected at the time that the contract is purchased. Guaranteed Withdrawal Benefit riders are designed to provide a guaranteed income stream that may last as long as you live, subject to you following the rules of the rider.
Surrenders: You may surrender all or part of your contract value at any time during the Accumulation Phase. If you request a full surrender, the contract will terminate. You also may establish automated partial surrenders. Surrenders may be subject to charges and income taxes (including an IRS penalty that may apply if you surrender prior to reaching age 59½) and may have other tax consequences. Throughout this prospectus when we use the term “Surrender” it includes the term “Withdrawal”.
Tax Treatment: You can transfer money between Subaccounts, the regular Fixed Account and GPAs without tax implications, and earnings (if any) on your investments are generally tax-deferred. Earnings are not taxed until they are distributed, which may occur when making a withdrawal, upon receiving an annuity payment, or upon payment of the death benefit.

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Additional Services:
•	Dollar Cost Averaging Programs. Automated Dollar Cost Averaging allows you, at no additional cost, to transfer a set amount monthly between subaccounts or from the regular fixed account to one or more eligible subaccounts. Special Dollar Cost Averaging (SDCA), only available for new purchase payments, allows the systematic transfer from the Special DCA fixed account to one or more eligible subaccounts over a 6 or 12 month period.
•	Asset Rebalancing. Allows you, at no additional cost, to automatically rebalance the subaccount portion of your contract value on a periodic basis.
•	Income Guide. An optional service, currently offered without charge, which provides reporting and monitoring of withdrawals you take from your contract.
•	Automated Partial Surrenders. An optional service allowing you to set up automated partial surrenders from the GPAs, regular fixed account, Special DCA fixed account or the subaccounts.
•	Electronic Delivery. You may register for the electronic delivery of your current prospectus and other documents related to your contract.

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Benefits Under the Contract
The following table summarizes information about the benefits available under the Contract.
Name of Benefit	Purpose	Maximum Fee	Current Fee	Brief Description of Restrictions/ Limitations
Standard Benefits (no additional charge)
Automated Transfers/Dollar Cost Averaging	Allows the systematic transfer of a specified dollar amount among the subaccounts or from the regular fixed account to one or more eligible subaccounts	N/A	N/A	• Transfers not available to the regular fixed account
• Transfers out of the regular fixed account, including automated transfers, are limited to 30% of regular fixed account value at the beginning of the contract year or $10,000, whichever is greater
• Not available with a living benefit
Special Dollar Cost Averaging (SDCA)	Allows the systematic transfer from the Special DCA fixed account to one or more eligible subaccounts	N/A	N/A	• Must be funded with a purchase payment, not transferred contract value
• Only 6-month and 12-month options may be available
• Transfers occur on a monthly basis and the first monthly transfer occurs one day after we receive your purchase payment
Asset Rebalancing	Allows you to have your investments periodically rebalanced among the subaccounts to your pre-selected percentages	N/A	N/A	• You must have $2,000 in Contract Value to participate.
• We require 30 days notice for you to change or cancel the program
• You can request rebalancing to be done either quarterly, semiannually or annualy

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Name of Benefit	Purpose	Maximum Fee	Current Fee	Brief Description of Restrictions/ Limitations
Income Guide	Provides withdrawal monitoring and reporting to help you monitor your withdrawals with the goal of taking withdrawals over your lifetime	N/A	N/A	• Contract owners must be at least age 50 and no older than age 85
• Available only if the servicing broker-dealer on your contract is Ameriprise Financial Services, LLC
• Not available with a living benefit
• Not available if you are making substantially equal withdrawals
• Not available if you have more than one systematic withdrawal program in place
• Systematic withdrawals must be set up according to the all the terms of Income Guide
• Your contract cannot have any loans
Automated Partial Surrenders/Systematic Withdrawals	Allows automated partial surrenders from the contract	N/A	N/A	• Additional systematic payments are not allowed with automated partial surrenders
• For contracts with a SecureSource series rider you may set up automated partial surrenders up to the benefit available for withdrawals under the rider
Standard Death Benefit (available for contract owners age 79 and younger)	Provides a guaranteed death benefit equal to the greater of the Return of Purchase Payment Value (ROPP), Contract Value or the Full Surrender Value	N/A	N/A	• Withdrawals will proportionately reduce the benefit, which means your benefit could be reduced by more than the dollar amount of your withdrawals, and such reductions could be significant
• Annuitizing the Contract terminates the benefit.
Standard Death Benefit (available if any contract owner is age 80 and older)	Provides a minimum death benefit equal to the greater of the Contract Value or the Full Surrender Value	N/A	N/A	• Annuitizing the Contract terminates the benefit

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Name of Benefit	Purpose	Maximum Fee	Current Fee	Brief Description of Restrictions/ Limitations
Currently Available Optional Benefits
ROPP Death Benefit	Increases the guaranteed death benefit to the greater of the Return of Purchase Payment Value, Contract Value or the Full Surrender Value	0.35% of average daily subaccount value	0.35%	• Available if any owner is age 80 and older
• Must be elected at contract issue
• Not available with any SecureSource series rider or Enhanced Legacy rider
• Withdrawals will proportionately reduce the benefit, which means your benefit could be reduced by more than the dollar amount of your withdrawals, and such reductions could be significant
• Annuitizing the Contract terminates the benefit
MAV Death Benefit	Increases the guaranteed death benefit to the highest anniversary contract value, adjusted for any partial surrenders	0.25% of average daily subaccount value	0.25%	• Available to owners age 79 and younger
• Must be elected at contract issue
• Not available with any SecureSource series rider or Enhanced Legacy rider
• No longer eligible to increase on any contract anniversary following your 81st birthday.
• Withdrawals will proportionately reduce the benefit, which means your benefit could be reduced by more than the dollar amount of your withdrawals. Such reductions could be significant.
• Annuitizing the Contract terminates the benefit

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Name of Benefit	Purpose	Maximum Fee	Current Fee	Brief Description of Restrictions/ Limitations
5-year MAV Death Benefit	Increases the guaranteed death benefit to the highest 5th anniversary contract value, adjusted for any partial surrenders	0.10% of average daily subaccount value	0.10%	• Available to owners age 75 and younger
• Must be elected at contract issue
• No longer eligible to increase on any contract anniversary following your 81st birthday
• Withdrawals will proportionately reduce the benefit, which means your benefit could be reduced by more than the dollar amount of your withdrawals. Such reductions could be significant
• Annuitizing the Contract terminates the benefit
Benefit Protector Death Benefit	Provides an additional death benefit, based on a percentage of contract earnings, to help offset expenses after death such as funeral expenses or federal and state taxes	0.25% of contract value	0.25%	• Available to owners age 75 and younger
• Must be elected at contract issue
• Available with MAV and 5-year MAV
• For contract owners age 70 and older, the benefit decreases from 40% to 15% of earnings
• Annuitizing the Contract terminates the benefit
Enhanced LegacySM Benefit	Increases the guaranteed death benefit to the greater of the MAV (i.e. the highest anniversary contract value) and ADB value (i.e purchase payments compounded at 5%), adjusted for any partial surrenders	1.75% of contract value	0.95%	• Available to owners age 75 and younger
• Must be elected at contract issue
• Not available with any living benefit rider or any other death benefit rider
• Subject to Investment Allocation restrictions
• No longer eligible to increase on any contract anniversary following your 81st (for ADB value) or 86th (for MAV) birthday
• Withdrawals will proportionately reduce the benefit, which means your benefit could be reduced by more than the dollar amount of your withdrawals. Such reductions could be significant
• Annuitizing the Contract terminates the benefit

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Name of Benefit	Purpose	Maximum Fee	Current Fee	Brief Description of Restrictions/ Limitations
SecureSource LegacySM Benefit	For contracts with one of the SecureSource series riders increases the guaranteed death benefit to the highest anniversary contract value, adjusted for any partial surrenders.	0.50% of contract value or SecureSource Legacy Death Benefit amount, whichever is greater	0.25%	• Must be elected at contract issue
• Available only when purchased with the one of SecureSource series riders
• Subject to Investment Allocation restrictions
• Withdrawals will proportionately reduce the benefit, which means your benefit could be reduced by more than the dollar amount of your withdrawals. Such reductions could be significant
• Annuitizing the Contract terminates the benefit
SecureSource TempoSM	Provides lifetime income regardless of investment performance	2.50% of contract value or the Benefit Base, whichever is greater	Disclosed in the Rate Sheet Prospectus Supplement along with other benefit information	• Available to owners age 85 or younger
• Must be elected at contract issue
• Available as a Single Life or Joint Life option
• Not available under an inherited qualified annuity
• Subject to Investment Allocation restrictions
• Certain withdrawals could significantly reduce the guaranteed amounts under the rider and the rider will terminate if the contract value goes to zero due to an excess withdrawal
• May have limitations on additional purchase payments

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Name of Benefit	Purpose	Maximum Fee	Current Fee	Brief Description of Restrictions/ Limitations
SecureSource Core 2SM	Provides lifetime income regardless of investment performance	2.50% of contract value or the Benefit Base, whichever is greater	Disclosed in the Rate Sheet prospectus Supplement along with other benefit information	• Available to owners age 85 or younger
• Must be elected at contract issue
• Available as a Single Life or Joint Life option
• Not available under an inherited qualified annuity
• Subject to Investment Allocation restrictions
• Certain withdrawals could significantly reduce the guaranteed amounts under the rider and the rider will terminate if the contract value goes to zero due to an excess withdrawal
• May have limitations on additional purchase payments
SecureSource 5®	Provides lifetime income regardless of investment performance	2.50% of contract value or the Benefit Base, whichever is greater	Disclosed in the Rate Sheet Prospectus Supplement along with other benefit information	• Available to owners age 85 or younger
• Must be elected at contract issue
• Available as a Single Life or Joint Life option
• Not available under an inherited qualified annuity
• Subject to Investment Allocation restrictions
• Certain withdrawals could significantly reduce the guaranteed amounts under the rider and the rider will terminate if the contract value goes to zero due to an excess withdrawal
• May have limitations on additional purchase payments

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Name of Benefit	Purpose	Maximum Fee	Current Fee	Brief Description of Restrictions/ Limitations
SecureSource 5® Plus	Provides lifetime income regardless of investment performance	2.50% of contract value or the Benefit Base, whichever is greater	Disclosed in the Rate Sheet Prospectus Supplement along with other benefit information	• Available to owners age 85 or younger
• Must be elected at contract issue
• Available as a Single Life or Joint Life option
• Not available under an inherited qualified annuity
• Subject to Investment Allocation restrictions
• Certain withdrawals could significantly reduce the guaranteed amounts under the rider and the rider will terminate if the contract value goes to zero due to an excess withdrawal
• May have limitations on additional purchase payments

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Buying the Contract
You may purchase a contract by submitting an application through your financial advisor to our Service Center. You can buy a contract if you are 90 or younger on the date the contract is issued.
Purchase Payments
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of the contract. If we do not receive your initial purchase payment within 180 days from the application signed date, we will consider your contract void from the start. For contracts with a SecureSource series rider, if we do not receive your initial purchase payment within 90 days from the application signed date, we will consider your contract void from the start. The following requirements apply to initial and subsequent purchase payments. Certain riders may have restrictions on additional purchase payments.
Minimum initial purchase payments*
Qualified annuities	$1,000
Nonqualified annuities	$2,000
Minimum additional purchase payments*
$50
Maximum total purchase payments** (without our approval) based on the contract year and your age on the effective date of the payment:
For the first contract year and total:
through age 85	$1,000,000
For ages 86 to 90	$100,000
age 91 or older	$0
For each contract year thereafter if maximum purchase payment not already received:
through age 85	$100,000
for ages 86 to 90	$50,000
age 91 or older	$0
*	If a group billing arrangement is set up through your employer, the minimum initial and minimum additional purchase payment is $25.
**	These limits apply in total to all RiverSource Life annuities you own unless a higher amount applies to your contract. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments for inherited IRA contracts cannot be made unless the payment is IRA money inherited from the same decedent.
You may make regular payments to your contract under a scheduled payment plan. You must make an initial purchase payment of $1,000 or $2,000 depending on the tax qualification. Once the required initial purchase payment amount has been met, you can begin the scheduled payment plan by sending a completed form to the Service Center. Certain qualified plan applications allow the establishment of a scheduled payment plan without meeting the required initial purchase payment amount. Contact your financial advisor for details. There is no charge for the scheduled payment plan. You can stop your scheduled payment plan at any time.
Limitations on Additional Purchase Payments
Additional purchase payment restrictions for contracts with the SecureSource series rider
The rider prohibits additional purchase payments if:
(1)	you decline any increase to the annual rider fee, or
(2)	for the SecureSource Tempo, SecureSource 5 and SecureSource 5 Plus, the Current Annual Payment is established and your contract value on an anniversary is less than four times the Benefit Base multiplied by the Minimum Lifetime Payment Percentage for your current Age Band, or
(3)	for the SecureSource Core 2, the Current Annual Payment is established and your contract value on an anniversary is less than four times the Current Annual Payment.
Subject to state restrictions, we reserve the right to change these purchase payment limitations, including making further restrictions, upon prior written notice.

18     RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus

Allocation of Purchase Payments
The contract provides for allocation of purchase payments to the subaccounts of the variable account, to the GPAs, to the regular fixed account and/or to the Special DCA fixed account subject to the $1,000 required minimum investment for the GPAs. We currently allow you to allocate the total amount of purchase payment to the regular fixed account. We reserve the right to limit purchase payment allocations to the regular fixed account at any time on a non-discriminatory basis with notification, subject to state restrictions. You cannot allocate purchase payments to the fixed account for six months following a partial surrender from the fixed account, a lump sum transfer from the regular fixed account, or termination of automated transfers from the Special DCA fixed account prior to the end of the Special DCA fixed account term.
Crediting Purchase Payments to Your Account
Initial Purchase Payments. If your application is complete, we will process it and apply your purchase payment to your investment selections within two business days after we receive it at our Service Center. If we accept your application, we will send you a contract. If your application is not complete, you must give us the information to complete it within five business days. If we cannot accept your application within five business days, we will decline it and return your payment unless you specifically ask us to keep the payment and apply it once your application is complete.
Subsequent Purchase Payments. We will credit additional eligible purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our Service Center before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our Service Center at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus    19

Making Withdrawals: Accessing the Money in Your Contract
You may surrender all or part of your contract at any time before the annuitization start date.
If you surrender all or part of your contract before the annuitization start date, we may deduct a surrender charge. A surrender charge applies if all or part of the surrender amount is from purchase payments we received within seven or ten years before the surrender. You select the surrender charge period at the time of your application for the contract.  The surrender charge percentages that apply to you are shown in your contract.
You may surrender an amount during any contract year without a surrender charge. We call this amount the total free amount (FA). The FA varies depending on whether your contract includes the SecureSource series rider. Please see “Charges - Surrender Charge” in your prospectus for more information about the FA.
We may ask you to return the contract. You may have to pay a contract administrative charge, surrender charges, or any applicable optional rider charges and federal income taxes and penalties. State and local income taxes may also apply. You cannot make surrenders after the annuitization start date except if you elect an annuity payout plan with guaranteed payouts.
Any partial surrender you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected also will be reduced. If you have elected a SecureSource series rider and your partial surrenders in any contract year exceed the permitted surrender amount under the terms of the rider, your benefits under the rider will be reduced (see “Optional Benefits — Optional Living Benefits”). Any partial surrender request that exceeds the amount allowed under the SecureSource series riders will impact the guarantees provided and will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the surrender on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.
In addition, surrenders you are required to take to satisfy the RMDs under the Internal Revenue Code of 1986, as amended may reduce the value of certain death benefits and optional benefits.
Please see “Surrenders” in your prospectus for more information about surrenders.
Requesting a Withdrawal
You can request to surrender all or part of your contract value by sending us a written request or calling us. If we receive your surrender request at our Service Center in good order before the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request. If we receive your surrender request at our Service Center in good order at or after the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request.
Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:
–	the NYSE is closed, except for normal holiday and weekend closings;
–	trading on the NYSE is restricted, according to SEC rules;
–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or
–	the SEC permits us to delay payment for the protection of security holders.
We may also postpone payment of the amount attributable to a purchase payment as part of the total surrender amount until cleared from the originating financial institution.

20     RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus

Additional Information About Fees
The following tables describe the fees and expenses that you will pay when buying, owning, surrendering, or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract. State premium taxes also may be deducted.

Transaction Expenses

Surrender Charges
Surrender charges (as a percentage of purchase payments surrendered)(1)	Seven-year	Ten-year
Maximum	7%	8%

(1)	You select either a seven-year or ten-year surrender charge schedule at the time of application. For the purpose of surrender charge calculation, we consider that the year is completed one day prior to the anniversary of the day each purchase payment was received.

Seven-year schedule		Ten-year schedule
Number of completed years from date of each purchase payment	Surrender charge percentage applied to each purchase payment	Number of completed years from date of each purchase payment	Surrender charge percentage applied to each purchase payment
0	7%	0	8%
1	7	1	8
2	7	2	8
3	6	3	7
4	5	4	6
5	4	5	5
6	2	6	4
7+	0	7	3
		8	2
		9	1
		10+	0
The next table describes the fees and expenses that you will pay each year during the time that you own the contract (not including funds fees and expenses). If you choose to purchase an optional benefit, you will pay additional charges, as shown below.

Annual Contract Expenses

Administrative Expenses
Annual contract administrative charge	Maximum: $50	Current: $50
Annual contract administrative charge if your contract value equals or exceeds $50,000	Maximum: $20	Current: $0
Base Contract Expenses
Annual Variable Account Expenses (as a percentage of average daily subaccount value)
RAVA 5 Advantage with ten-year surrender charge schedule(2)
Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05
RAVA 5 Advantage with seven-year surrender charge(2)
Through the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	1.10%
ROPP Death Benefit	1.45
MAV Death Benefit	1.35

RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus    21

Through the 10th contract anniversary	Mortality and expense risk fee
5-year MAV Death Benefit	1.20

After the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05
Optional Benefit Expenses
Optional Death Benefits
Benefit Protector Death Benefit rider fee	0.25%
(As a percentage of contract value charged annually on the contract anniversary.)
Enhanced LegacySM benefit rider fee	Maximum: 1.75%	Current: 0.95%(3)
(Charged annually on the contract anniversary. Prior to age 86, the charge is calculated by multiplying the annual rider fee by the greater of the ROPP value, Accumulation Death Benefit (ADB) value (after any increase is added) or MAV or the contract value. On or following age 86, the charge is calculated by multiplying the annual rider fee by the greater of the ROPP value, ADB value (after any increase is added) or MAV.)
SecureSource LegacySM benefit rider fee	Maximum: 0.50%	Current: 0.35%(3)
Optional Living Benefits(4)
(Charged annually on the contract anniversary as a percentage of contract value or the Benefit Base, whichever is greater.)
SecureSource Tempo SM– Single life rider fee	Maximum: 2.50%
SecureSource Tempo SM – Joint life rider fee	Maximum: 2.50%
SecureSource Core 2 SM – Single life rider fee	Maximum: 2.50%
SecureSource Core 2 SM – Joint life rider fee	Maximum: 2.50%
SecureSource 5®– Single life rider fee	Maximum: 2.50%
SecureSource 5 ® – Joint life rider fee	Maximum: 2.50%
SecureSource 5 Plus ® – Single life rider fee	Maximum: 2.50%
SecureSource 5 Plus ® – Joint life rider fee	Maximum: 2.50%
(2)	Your Annual Variable Account Expenses depend on the death benefit and the surrender charge schedule you choose.
(3)	The Current fee can increase up to the Maximum fee. Currently the fee does not vary with the investment option selected (see “Enhanced Legacy and SecureSource Legacy Benefit Rider Charge”).
(4)	The Current rider fee will be less than or equal to the stated Maximum. The Current rider fee for the SecureSource series riders is disclosed in a Rate Sheet Prospectus Supplement attached to this prospectus. Rate Sheet Prospectus Supplement is available on the Edgar system at (File 333-230376).www.sec.gov
The next table shows the minimum and maximum total operating expenses charged by the funds that you may pay periodically during the time that you own the contract. A complete list of funds available under the contract, including their annual expenses, may be found in Appendix A.

Annual Fund Expenses

Total Annual Funds Expenses
(expenses that are deducted from the funds, Including management, distribution and/or 12b-1, and other expenses)
TO BE FILED BY AMENDMENT
Examples
These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include your Annual Contract expenses and Annual Fund expenses.
These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year. The “Maximum” example further assumes the most expensive combination of Annual Contract Expenses, Annual Fund Expenses and optional benefits available for an additional charge. The “Minimum” example further assumes the least expensive combination of Annual Contract Expenses, Annual Fund Expenses and that no optional benefits for an additional charge are selected. Although your actual costs may be higher or lower, based on these assumptions your maximum and minimum costs would be:

22     RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus

Maximum. Examples assume that you select optional SecureSource Tempo and SecureSource Legacy rider.(1), (2) Although your actual costs may be higher or lower, based on these assumptions your costs would be:
TO BE FILED BY AMENDMENT
Minimum. The examples assume that you have the Standard Death Benefit and do not select any optional benefits(1). Although your actual costs may be higher, based on these assumptions your costs would be:
TO BE FILED BY AMENDMENT
(1)	In these examples, the contract administrative charge is $50.
(2)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.
THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

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Appendix A: Funds Available Under the Contract
The following is a list of funds available under the contract. More information about the funds is available in the prospectuses for the funds, which may be amended from time to time and can be found online at [    ]. You can also request this information at no cost by calling [    ] or by sending an email request to [    ]. Depending on the optional benefits you choose, you may not be able to invest in certain funds.  See Appendix B: Funds Available Under the Optional Benefits Offered Under the Contract.
The current expenses and performance information below reflects fee and expenses of the funds, but do not reflect the other fees and expenses that your contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each fund’s past performance is not necessarily an indication of future performance.
Investment Objective	Fund and Adviser/Sub-Adviser	Current Expenses Ratio [NET]	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Seeks to maximize total return consistent with AllianceBernstein's determination of reasonable risk.	AB VPS Dynamic Asset Allocation Portfolio (Class B) AllianceBernstein L.P.
Seeks long-term growth of capital.	AB VPS Large Cap Growth Portfolio (Class B) AllianceBernstein L.P.
Seeks investment results that correspond (before fees and expenses) generally to the price and yield performance of its underlying index,	ALPS | Alerian Energy Infrastructure Portfolio: Class III ALPS Advisors, Inc.
Seeks long-term capital growth with income as a secondary objective.	American Century VP Value, Class II American Century Investment Management, Inc.
Seeks high total investment return.	BlackRock Global Allocation V.I. Fund (Class III) BlackRock Advisors, LLC adviser; BlackRock (Singapore) Limited, sub-adviser
Seeks maximum total investment return through a combination of capital growth and current income	Columbia Variable Portfolio – Balanced Fund (Class 2) (available for contract applications signed on or after 5/3/2021) Columbia Management Investment Advisers, LLC
Seeks maximum total investment return through a combination of capital growth and current income	Columbia Variable Portfolio – Balanced Fund (Class 3) (available for contract applications signed prior to 5/3/2021) Columbia Management Investment Advisers, LLC
Seeks total return.	Columbia Variable Portfolio - Commodity Strategy Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks total return, consisting of long-term capital appreciation and current income.	Columbia Variable Portfolio - Contrarian Core Fund (Class 2) Columbia Management Investment Advisers, LLC

24     RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus

Investment Objective	Fund and Adviser/Sub-Adviser	Current Expenses Ratio [NET]	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Seeks capital appreciation.	Columbia Variable Portfolio - Disciplined Core Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks a high level of current income and, as a secondary objective, steady growth of capital.	Columbia Variable Portfolio - Dividend Opportunity Fund (Class 2) Columbia Management Investment Advisers, LLC
Non-diversified fund that seeks high total return through current income and, secondarily, through capital appreciation.	Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks long-term capital growth.	Columbia Variable Portfolio - Emerging Markets Fund (Class 2) Columbia Management Investment Advisers, LLC
Non-diversified fund that seeks high total return through income and growth of capital.	Columbia Variable Portfolio - Global Strategic Income Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Variable Portfolio - Government Money Market Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks high current income as its primary objective and, as its secondary objective, capital growth.	Columbia Variable Portfolio - High Yield Bond Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks a high total return through current income and capital appreciation.	Columbia Variable Portfolio - Income Opportunities Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks a high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Variable Portfolio - Intermediate Bond Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks long-term capital growth.	Columbia Variable Portfolio - Large Cap Growth Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks long-term capital appreciation.	Columbia Variable Portfolio - Large Cap Index Fund (Class 2) (available for contract applications signed on or after 5/3/2021) Columbia Management Investment Advisers, LLC

RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus    25

Investment Objective	Fund and Adviser/Sub-Adviser	Current Expenses Ratio [NET]	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Seeks long-term capital appreciation.	Columbia Variable Portfolio - Large Cap Index Fund (Class 3) (available for contract applications signed prior to 5/3/2021) Columbia Management Investment Advisers, LLC
Seeks a level of current income consistent with preservation of capital.	Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks total return, consisting of current income and capital appreciation.	Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks growth of capital.	Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks capital appreciation.	Columbia Variable Portfolio - Overseas Core Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks long-term growth of capital.	Columbia Variable Portfolio - Select Large Cap Value Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks long-term growth of capital.	Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks long-term growth of capital.	Columbia Variable Portfolio - Select Small Cap Value Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks total return, consisting of current income and capital appreciation.	Columbia Variable Portfolio - Strategic Income Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks current income as its primary objective and, as its secondary objective, preservation of capital.	Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks a high level of current income.	CTIVP ® - American Century Diversified Bond Fund (Class 2) Columbia Management Investment Advisers, LLC, adviser; American Century Investment Management, Inc., subadviser.

26     RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus

Investment Objective	Fund and Adviser/Sub-Adviser	Current Expenses Ratio [NET]	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Non-diversified fund that seeks total return that exceeds the rate of inflation over the long term.	CTIVP ® - BlackRock Global Inflation-Protected Securities Fund (Class 2)
Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser; BlackRock International Limited, sub-subadviser.
Seeks current income and capital appreciation.	CTIVP ® - CenterSquare Real Estate Fund (Class 2) Columbia Management Investment Advisers, LLC, adviser; CenterSquare Investment Management LLC, subadviser.
Seeks long-term capital growth.	CTIVP ® - Loomis Sayles Growth Fund (Class 2) Columbia Management Investment Advisers, LLC, adviser; Loomis, Sayles & Company, L.P., subadviser.
Seeks long-term capital growth.	CTIVP ® - MFS® Value Fund (Class 2) Columbia Management Investment Advisers, LLC, adviser; Massachusetts FinancialServices Company, subadviser.
Seeks long-term capital growth.	CTIVP ® - Morgan Stanley Advantage Fund (Class 2) Columbia Management Investment Advisers, LLC, adviser; Morgan Stanley Investment Management Inc., subadviser.
Seeks long-term growth of capital and income	CTIVP ® - T. Rowe Price Large Cap Value Fund (Class 2) Columbia Management Investment Advisers, LLC, adviser; T. Rowe Price Associates, Inc., subadviser.
Seeks total return through current income and capital appreciation	CTIVP ® - TCW Core Plus Bond Fund (Class 2) Columbia Management Investment Advisers, LLC, adviser; TCW Investment Management Company LLC, subadviser..
Seeks long-term growth of capital.	CTIVP ® - Victory Sycamore Established Value Fund (Class 2) Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management Inc., subadviser.
Seeks current income consistent with capital preservation.	CTIVP ® - Wells Fargo Short Duration Government Fund (Class 2) Columbia Management Investment Advisers, LLC, adviser; Wells Capital Management Incorporated, subadviser.
Seeks long-term growth of capital.	CTIVP ® - Westfield Mid Cap Growth Fund (Class 2) Columbia Management Investment Advisers, LLC, adviser; Westfield Capital Management Company, L.P., subadviser.

RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus    27

Investment Objective	Fund and Adviser/Sub-Adviser	Current Expenses Ratio [NET]	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Seeks capital appreciation.	DWS Alternative Asset Allocation VIP, Class B DWS Investment Management Americas Inc., adviser; RREEF America L.L.C., subadvisor.
Seeks capital appreciation.	Fidelity ® VIP Contrafund® Portfolio Service Class 2 Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager
Seeks long-term capital appreciation.	Fidelity ® VIP Mid Cap Portfolio Service Class 2 Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager
Seeks a high level of current income and may also seek capital appreciation.	Fidelity ® VIP Strategic Income Portfolio Service Class 2 Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager
Seeks to maximize income while maintaining prospects for capital appreciation.	Franklin Income VIP Fund - Class 2 Franklin Advisers, Inc.
Seeks capital appreciation, with income as a secondary goal.	Franklin Mutual Shares VIP Fund - Class 2 Franklin Mutual Advisers, LLC
Seeks long-term total return.	Franklin Small Cap Value VIP Fund - Class 2 Franklin Mutual Advisers, LLC
Seeks long-term growth of capital.	Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares Goldman Sachs Asset Management, L.P.
Seeks total return with a low to moderate correlation to traditional financial market indices.	Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares Invesco Advisers, Inc.
Seeks capital appreciation.	Invesco V.I. Global Fund, Series II Shares Invesco Advisers, Inc.
Seeks total return.	Invesco V.I. Global Strategic Income Fund, Series II Shares Invesco Advisers, Inc.
Seeks capital appreciation.	Invesco V.I. Main Street Small Cap Fund, Series II Shares Invesco Advisers, Inc.
Seeks total return.	Ivy VIP Asset Strategy, Class II Ivy Investment Management Company
Seeks long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Henderson Balanced Portfolio: Service Shares Janus Capital Management LLC

28     RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus

Investment Objective	Fund and Adviser/Sub-Adviser	Current Expenses Ratio [NET]	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Seeks to obtain maximum total return, consistent with preservation of capital.	Janus Henderson Flexible Bond Portfolio: Service Shares Janus Capital Management LLC
Seeks long-term growth of capital.	Janus Henderson Research Portfolio: Service Shares Janus Capital Management LLC
Seeks long-term capital appreciation.	Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares Lazard Asset Management, LLC
Seeks total return.	MFS ® Utilities Series - Service Class MFS® Investment Management
Seeks long-term growth of capital.	Morgan Stanley VIF Discovery Portfolio, Class II Shares Morgan Stanley Investment Management Inc.
Seeks long-term growth of capital.	Neuberger Berman AMT Sustainable Equity Portfolio (Class S) Neuberger Berman Investment Advisers LLC
Seeks long-term growth of capital and income generation.	Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) Neuberger Berman Investment Advisers LLC
Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	PIMCO VIT All Asset Portfolio, Advisor Class Pacific Investment Management Company LLC (PIMCO)
Seeks total return which exceeds that of a blend of 60% MSCI World Index/40% Barclays U.S. Aggregate Index.	PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class Pacific Investment Management Company LLC (PIMCO)
Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	PIMCO VIT Total Return Portfolio, Advisor Class Pacific Investment Management Company LLC (PIMCO)
Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration.	Templeton Global Bond VIP Fund - Class 2 Franklin Advisers, Inc.
Seeks long-term capital appreciation.	VanEck VIP Global Gold Fund (Class S Shares) Van Eck Associates Corporation
Seeks a high level of total return that is consistent with an aggressive level of risk.	Variable Portfolio - Aggressive Portfolio (Class 2) Columbia Management Investment Advisers, LLC

RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus    29

Investment Objective	Fund and Adviser/Sub-Adviser	Current Expenses Ratio [NET]	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Seeks a high level of total return that is consistent with a conservative level of risk.	Variable Portfolio - Conservative Portfolio (Class 2) Columbia Management Investment Advisers, LLC
Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Variable Portfolio - Managed Risk Fund (Class 2) Columbia Management Investment Advisers, LLC
Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Variable Portfolio - Managed Risk U.S. Fund (Class 2) Columbia Management Investment Advisers, LLC
Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Variable Portfolio - Managed Volatility Conservative Fund (Class 2) Columbia Management Investment Advisers, LLC
Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2) Columbia Management Investment Advisers, LLC
Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Variable Portfolio - Managed Volatility Growth Fund (Class 2) Columbia Management Investment Advisers, LLC
Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks a high level of total returnthat is consistent with a moderate level of risk.	Variable Portfolio - Moderate Portfolio (Class 2) Columbia Management Investment Advisers, LLC
Seeks a high level of total returnthat is consistent with a moderatelyaggressive level of risk.	Variable Portfolio - Moderately Aggressive Portfolio (Class 2) Columbia Management Investment Advisers, LLC
Seeks a high level of total return that is consistent with a moderately conservative level of risk.	Variable Portfolio - Moderately Conservative Portfolio (Class 2) Columbia Management Investment Advisers, LLC

30     RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus

Investment Objective	Fund and Adviser/Sub-Adviser	Current Expenses Ratio [NET]	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Seeks a high level of current income while conserving thevalue of the investment for the longest period of time.	Variable Portfolio - Partners Core Bond Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks long-term growth of capital.	Variable Portfolio - Partners Core Equity Fund (Class 2)
Columbia Management Investment Advisers, LLC, adviser; J.P. Morgan Investment Management Inc. and Wells Capital Management Incorporated, subadvisers.
Seeks long-term growth of capital.	Variable Portfolio - Partners International Core Equity Fund (Class 2)
Columbia Management Investment Advisers, LLC, adviser; Jacobs Levy Equity Management, Inc. and T. Rowe Price Associates, Inc., subadvisers.
Seeks long-term growth of capital.	Variable Portfolio - Partners International Growth Fund (Class 2) Columbia Management Investment Advisers, LLC, adviser; AQR Capital Management LLC, subadviser.
Seeks long-term growth of capital.	Variable Portfolio - Partners International Value Fund (Class 2) Columbia Management Investment Advisers, LLC, adviser; William Blair Investment Management, LLC, subadviser.
Seeks long-term growth of capital.	Variable Portfolio - Partners Small Cap Growth Fund (Class 2) Columbia Management Investment Advisers, LLC, adviser; Dimensional Fund Advisors LP, subadviser.
Seeks long-term capital appreciation.	Variable Portfolio - Partners Small Cap Value Fund (Class 2)
Columbia Management Investment Advisers, LLC, adviser; BMO Asset Management Corp., Scout Investments Inc., and Wells Capital Management Incorporated, subadvisers.
Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)
Columbia Management Investment Advisers, LLC, adviser; Jacobs Levy Equity Management, Inc., Nuveen Asset Management, LLC and Segall Bryant & Hamill, LLC, subadvisers.
Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Variable Portfolio - U.S. Flexible Growth Fund (Class 2) Columbia Management Investment Advisers, LLC

RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus    31

Investment Objective	Fund and Adviser/Sub-Adviser	Current Expenses Ratio [NET]	Average Annual Total Returns (as of 12/31/2020)
			1 Year	5 Year	10 Year
Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2) Columbia Management Investment Advisers, LLC
Seeks long-term capital appreciation.	Wells Fargo VT Opportunity Fund - Class 2 Columbia Management Investment Advisers, LLC
Seeks long-term capital appreciation.	Wells Fargo VT Small Cap Growth Fund - Class 2 Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Seeks to maximize total return.	Western Asset Variable Global High Yield Bond Portfolio - Class II Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

32     RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus

Appendix B: Funds Available Under the Optional Benefits Offered Under the Contract
If you have elected an optional benefit under the contract, your contract may be subject to investment allocation restrictions, as reflected in the following tables. See “Investment Allocation Restrictions for Certain Riders” for more details. If your optional benefit is not included in the table below, your contract is not currently subject to any investment allocation restrictions.
INVESTMENT ALLOCATION RESTRICTIONS FOR THE ENHANCED LEGACY BENEFIT RIDER
For contracts issued with the Enhanced Legacy benefit rider, you are required to invest your contract value in the Portfolio Stabilizer funds listed below:
1.	Variable Portfolio – Managed Risk Fund (Class 2)
2.	Variable Portfolio – Managed Risk U.S. Fund (Class 2)
3.	Variable Portfolio – Managed Volatility Growth Fund (Class 2)
4.	Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2)
5.	Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2)
6.	Variable Portfolio – Managed Volatility Conservative Fund (Class 2)
7.	Variable Portfolio – U.S. Flexible Growth Fund (Class 2)
8.	Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2)
9.	Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2)
INVESTMENT ALLOCATION RESTRICTIONS FOR SECURESOURCE CORE 2, SECURESOURCE 5, SECURESOURCE 5 PLUS BENEFIT RIDERS
For contracts issued with the SecureSource Core 2, SecureSource 5, SecureSource 5 Plus benefit riders, alone or in combination with the optional SecureSource Legacy benefit rider, you are required to invest your contract value in the Portfolio Stabilizer funds or certain Portfolio Navigator funds listed below:
The Portfolio Stabilizer funds currently available are:
1.	Variable Portfolio – Managed Risk Fund (Class 2)
2.	Variable Portfolio – Managed Risk U.S. Fund (Class 2)
3.	Variable Portfolio – Managed Volatility Growth Fund (Class 2)
4.	Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2)
5.	Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2)
6.	Variable Portfolio – Managed Volatility Conservative Fund (Class 2)
7.	Variable Portfolio – U.S. Flexible Growth Fund (Class 2)
8.	Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2)
9.	Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2)
The Portfolio Navigator funds currently available are:
1.	Variable Portfolio – Moderate Portfolio (Class 2)
2.	Variable Portfolio – Moderately Conservative Portfolio (Class 2)
3.	Variable Portfolio – Conservative Portfolio (Class 2)
INVESTMENT ALLOCATION RESTRICTIONS FOR THE SECURESOURCE TEMPO RIDER
If you elect the SecureSource Tempo rider you must allocate your purchase payments and contract value according to either Investment Path 1 or Investment Path 2 below.
Investment Path 1. You must allocate 100 % of your purchase payment among the following funds:
1.	Columbia Variable Portfolio – Balanced Fund (Class 2)
2.	Variable Portfolio – Managed Risk Fund (Class 2)
3.	Variable Portfolio – Managed Risk U.S. Fund (Class 2)
4.	Variable Portfolio – Managed Volatility Growth Fund (Class 2)
5.	Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2)
6.	Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2)
7.	Variable Portfolio – Managed Volatility Conservative Fund (Class 2)

RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus    33

8.	Variable Portfolio – U.S. Flexible Growth Fund (Class 2)
9.	Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2)
10.	Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2)
11.	Variable Portfolio – Aggressive Portfolio (Class 2)
12.	Variable Portfolio – Moderately Aggressive Portfolio (Class 2)
13.	Variable Portfolio – Moderate Portfolio (Class 2)
14.	Variable Portfolio – Moderately Conservative Portfolio (Class 2)
15.	Variable Portfolio – Conservative Portfolio (Class 2)
Investment Path 2. This option requires 100% allocation of your purchase payments and contract value among the Funds in Groups 1, 2, and 3 subject to the requirements and limitations as shown below. If you select this option, you agree to be automatically enrolled in the portfolio rebalancing program and thereby authorize us to automatically rebalance your contract value on a quarterly basis.
Group A – Fixed Income: Minimum of 20%
Available funds with a Maximum Fund Allocation of 100%
1.	Columbia Variable Portfolio – Intermediate Bond Fund (Class 2)
2.	Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2)
3.	Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2)
4.	CTIVP – American Century Diversified Fund (Class 2)
5.	CTIVP – TCW Core Plus Bond Fund (Class 2)
6.	CTIVP – Wells Short Duration Government Fund
7.	Variable Portfolio – Partners – Core Bond Fund (Class 2)
8.	Columbia variable Portfolio – Government Money Market Fund (Class 2)
Group B – Asset Allocation, Large Cap and International Equity funds: Maximum of 80%
Available Asset Allocation funds with a Maximum Fund Allocation of 80%
1.	Variable Portfolio – Managed Volatility Growth Fund (Class 2)
2.	Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2)
3.	Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2)
4.	Variable Portfolio – Managed Volatility Conservative Fund (Class 2)
5.	Variable Portfolio –U.S. Flex Growth Fund (Class 2)
6.	Variable Portfolio –U.S. Flex Moderate Growth Fund (Class 2)
7.	Variable Portfolio –U.S. Flex Conservative Fund (Class 2)
8.	Variable Portfolio – Managed Risk Fund (Class 2)
9.	Variable Portfolio – Managed Risk U.S. Fund (Class 2)
10.	Variable Portfolio – Aggressive Portfolio (Class 2)
11.	Variable Portfolio – Moderately Aggressive Portfolio (Class 2)
12.	Variable Portfolio – Moderate Portfolio (Class 2)
13.	Variable Portfolio – Moderately Conservative Portfolio (Class 2)
14.	Variable Portfolio – Conservative Portfolio (Class 2)
15.	Columbia Variable Portfolio – Balanced Fund (Class 2)
Available Large Cap and International Equity funds with a Maximum Fund Allocation of 30%
1.	Columbia Variable Portfolio – Contrarian Core Fund (Class 2)
2.	Columbia Variable Portfolio – Disciplined Core Fund (Class 2)
3.	Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2)
4.	Columbia Variable Portfolio – Large-Cap Growth Fund (Class 2)
5.	Columbia Variable Portfolio – Large-Cap Index Fund (Class 2)
6.	Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 2)
7.	CTIVP – Loomis Sayles Growth Fund (Class 2)
8.	CTIVP – MFS Value Fund (Class 2)

34     RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus

9.	CTIVP – T. Rowe Price Large-Cap Value Fund (Class 2)
10.	Variable Portfolio – Partners Core Equity Fund (Class 2)
11.	Columbia Variable Portfolio – Overseas Core Fund (Class 2)
12.	Variable Portfolio – Partners International Core Equity Fund (Class 2)
13.	Variable Portfolio – Partners International Growth Fund (Class 2)
14.	Variable Portfolio – Partners International Value Fund (Class 2)
Group C – Large Cap Aggressive Growth, Mid Cap, Small Cap and Emerging Markets: Maximum of 20%
Available funds with a Maximum Fund Allocation of 5%
1.	CTIVP - Morgan Stanley Advantage Fund (Class 2)
2.	Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)
3.	Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2)
4.	CTIVP - Victory Sycamore Established Value Fund (Class 2)
5.	CTIVP - Westfield Mid Cap Growth Fund (Class 2)
6.	Columbia Variable Portfolio - Select Small-Cap Value Fund (Class 2)
7.	Variable Portfolio - Partners Small Cap Growth Fund (Class 2)
8.	Variable Portfolio - Partners Small Cap Value Fund (Class 2)
9.	Columbia Variable Portfolio - Emerging Markets Fund (Class 2)

RiverSource RAVA 5 Advantage Variable Annuity — Summary Prospectus    35

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The prospectus and Statement of Additional Information (SAI) include additional information about the Contract. The prospectus and SAI, dated the same date as this summary prospectus, are incorporated by reference. The prospectus and SAI are available, without charge, upon request. For a free copy of the prospectus, SAI, or for more information about the Contract, call us at 1-800-862-7919, visit our website at www.ameriprise.com/variableannuities or write to us at: 70100 Ameriprise Financial Center Minneapolis, MN 55474.
Reports and other information about RiverSource Life Insurance Company are available on the SEC’s website at http://www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
EDGAR Contract Identifier: C000212360
RiverSource Distributors, Inc. (Distributor), Member FINRA. Issued by RiverSource Life Insurance Company, Minneapolis, Minnesota. Affiliated with Ameriprise Financial Services, LLC.
©2008-2021 RiverSource Life Insurance Company. All rights reserved.
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-862-7919
S-6720 CH (X/XX)